                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Active Software, Inc. on Form S-8 of our reports dated January 22, 1999 (August 5, 1999 as to Note 10 and July 15, 1999 as to Note 11) appearing in the Registration Statement No. 333-80549 on Form S-1 of Active Software, Inc.

/s/ Deloitte & Touche LLP

Santa Jose, California
August 16, 1999